EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Invitrogen Corporation 1998 Employee Stock Purchase Plan and 1997 Stock Option Plan, to be filed on or about February 5, 2004, of our report dated February 7, 2003, with respect to the consolidated financial statements and schedule of Invitrogen Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

San Diego, California
February 2, 2004